EXHIBIT 23.1



        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
New Century Energy Corp.
Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated February 22, 2005, relating to the consolidated statements of operations, stockholders'' equity (deficit) and cash flows of New Century Energy Corp. for the year ended December 31, 2004.

We also consent to the reference to our firm under the caption "Experts."



/s/ Malone & Bailey, PC
-----------------------
Malone & Bailey, PC

www.malone-bailey.com
Houston, Texas

July 17, 2006

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